UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

(Date of earliest event reported):

August 22, 2014

Cardigant Medical Inc.

(Exact name of Registrant as specified in its charter)

Delaware, 333-176329, 26-4731758

(State or other jurisdiction

of incorporation) (Commission

File Number) (IRS Employer

Identification)

1500 Rosecrans Avenue, St 500

Manhattan Beach, CA 90266

(Address of principal executive office and zip code)

(310) 421-8654

(Registrant's telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On September 22, 2014, effective as of 9:00a EDT William Pinon and Scott Merz, PhD resigned from the Board of Directors of the Company. At the time of his resignation, Mr. Pinon was Chairman of the Board. Dr. Merz did not hold any positions other than director. There were no disagreements with management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardigant Medical Inc.

By: /s/ Jerett Creed

Jerett Creed

Title: President and CEO

Dated: August 22, 2014